Exhibit 10.1

Execution Copy

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 14th day of November 2018 (the “Effective Date”), by and between Douglas J. Swirsky (the “Executive”) and Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and amends the EMPLOYMENT AGREEMENT dated January 2, 2018 (the “Employment Agreement”), by and between the Executive and the Company.

RECITALS

WHEREAS, effective as of the Effective Date, the Board of Directors of the Company has promoted the Executive to the office of Chief Executive Officer of the Company.

WHEREAS, as a result of this promotion, the Company and the Executive wish to amend the Employment Agreement on the term and subject to the conditions set forth in this Amendment to address certain modifications to the terms of the Executive’s employment.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.            Defined Terms.  Capitalized terms used in this Amendment without definition shall have the meanings given those terms in the Employment Agreement.

2.            Amendment to Section 2 (Title).  Section 2 of the Employment Agreement is deleted in its entirety and in its place the following sentence shall be inserted:

“The Executive will serve as the President and Chief Executive Officer (the “CEO”) of the Company.”

3.            Amendment to Section 3 (Duties).  The first sentence of Section 3 of the Employment Agreement is deleted and in its place the following sentence shall be inserted:

“The Executive is responsible for duties commensurate with his position as the President and CEO of the Company and such other duties as may be assigned to him from time to time by the Company’s Board of Directors (the “Board”).

4.            Amendment to Section 4 (Reporting).  Section 4 of the Employment Agreement is deleted in its entirety and in its place the following sentence shall be inserted:

“The Executive will report directly to the Board.”

Execution Copy

5.           Amendment to Section 6 (Compensation).  Commencing on the Effective Date, the Executive’s Base Salary shall be increased to Four Hundred and Twenty-Five Thousand Dollars ($425,000.00).  For calendar year 2019 and each year thereafter, the Executive’s Target Bonus percentage shall be increased from forty percent (40%) to fifty percent (50%).  For clarity, the Executive’s Target Bonus percentage for calendar year 2018 shall remain forty percent (40%).

6.            Additional Stock Option Award.

a.          On the Effective Date, the Company shall grant the Executive an option to purchase up to Five Hundred Thousand (500,000) shares of the Company’s common stock (the “CEO Option Grant”).  The CEO Option Grant shall vest as follows: twenty-five percent (25%) of the shares subject to the CEO Option Grant shall vest on the first anniversary of the Effective Date; and thereafter one forty-eighth (1/48th) of the shares subject to the CEO Option Grant shall vest in monthly installments on the first business day of each month (beginning on the first business day of December 2019), until the CEO Option Grant is fully vested.  The CEO Option Grant shall be subject to such other terms and conditions as are set forth in the Stock Option Agreement and the Company’s Stock Option Plan.

b.          The CEO Option Grant shall be included within the provisions of Sections 8(b)(vii) and 8(b)(viii) of the Employment Agreement.

7.            Amendments to Section 7 (Termination of Employment).  Section 7(c)(iv) of the Employment Agreement is deleted in its entirety and in its place the following clause shall be inserted:

“the Executive’s material failure, neglect or refusal to perform his duties under this Agreement, or to follow the lawful written directions of the Board;”

8.            No Other Amendments; Employment Agreement still in Effect.  Except as specifically set forth in this Amendment, or as the context of this Amendment may require, the terms and conditions of the Employment Agreement shall remain in full force and effect.

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Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

on behalf of
REXAHN PHARMACEUTICALS, INC.		EXECUTIVE

By:	/s/ Peter Brandt	/s/ Douglas J. Swirsky
Name:	Peter Brandt	Name: Douglas J. Swirsky
Title:	Chairman of the Board of Directors